Exhibit 24.1


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Terex Corporation Annual Report on Form 10-K for the year ended December 31, 2000 (including, without limitation, amendments), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Signature                        Title                             Date
     ---------                        -----                             ----
/s/ Ronald M. DeFeo       Chairman, Chief Executive Officer
Ronald M. DeFeo                    and Director                   March 21, 2001
                            (Principal Executive Officer)

/s/ Joseph F. Apuzzo      Chief Financial Officer                 March 21, 2001
Joseph F. Apuzzo            (Principal Financial Officer)

/s/ Kevin M. O'Reilly     Controller                              March 21, 2001
Kevin M. O'Reilly           (Principal Accounting Officer)

/s/ G. Chris Andersen     Director                                March 21, 2001
G. Chris Andersen

/s/ Don DeFosset          Director                                March 21, 2001
Don DeFosset

/s/ William H. Fike       Director                                March 21, 2001
William H. Fike

/s/ Donald P. Jacobs      Director                                March 21, 2001
Donald P. Jacobs

/s/ Marvin B. Rosenberg   Director                                March 21, 2001
Marvin B. Rosenberg

/s/ David A. Sachs        Director                                March 21, 2001
David A. Sachs